As filed with the Securities and Exchange Commission on July 8, 2021

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Spartan Acquisition Corp. II
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6199	85-2599566
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9 West 57th Street, 43rd Floor
New York, NY 10019
(212) 515-3200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Geoffrey Strong
Chief Executive Officer
9 West 57th Street, 43rd Floor
New York, NY 10019
(212) 515-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

E. Ramey Layne John Kupiec Crosby Scofield Vinson & Elkins L.L.P. 1114 Avenue of the Americas, 32nd Floor New York, NY 10036 (212) 237-0000	Matthew Potere Chief Executive Officer Sunlight Financial LLC 101 N. Tryon Street Suite 1000 Charlotte, NC 28246 (888) 315-0822	G. Michael O’Leary Taylor E. Landry Hunton Andrews Kurth LLP 600 Travis Street Suite 4200 Houston, TX 77002 (713) 220-4200

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective and on completion of the business combination described in the proxy statement/prospectus forming a part of the earlier effective registration statement referred to below.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-254589

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A Common Stock, par value $0.0001 per share	3,000,000	N/A	$29,520,000	$3,220.64

(1)	Represents only the number of additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Spartan Acquisition Corp. II (the “Registrant”) estimated to be issued in connection with the business combination (the “Business Combination”) described in the Registrant’s Registration Statement on Form S-4 (File No. 333-254589), as amended, which was declared effective on June 17, 2021 (the “Prior Registration Statement”). The Registrant has previously registered 40,000,000 shares of Class A Common Stock pursuant to the Prior Registration Statement. The Registrant now anticipates that up to 3,000,000 additional shares of its Class A Common Stock may be issued in connection with the Business Combination.
(2)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount equal to $29,520,000, calculated as the product of (i) 3,000,000 shares of Class A Common Stock, the additional number of shares of Class A Common Stock that may be issued in connection with the Business Combination, and (ii) $9.84, the average of the high and low trading prices of the Class A Common Stock on July 6, 2021.
(3)	Calculated pursuant to Rule 457 under the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.0001091.

This registration statement will become effective automatically upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-254589) (the “Prior Registration Statement”), as amended, declared effective on June 17, 2021, Spartan Acquisition Corp. II, a Delaware corporation (the “Registrant”), registered an aggregate of 40,000,000 shares of its Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and paid an aggregate registration fee of $45,385.60. The Registrant is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, solely to register 3,000,000 additional shares of Class A Common Stock for issuance in connection with the consummation of the business combination contemplated by the Business Combination Agreement, dated January 23, 2021, by and among the Registrant, SL Invest I Inc., a Delaware corporation and wholly owned subsidiary of Spartan, SL Invest II LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan, SL Financial Investor I LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan, SL Financial Investor II LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan, SL Financial Holdings Inc., a Delaware corporation and wholly owned subsidiary of Spartan, (“Spartan Sub”), SL Financial LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan Sub, Sunlight Financial LLC, a Delaware limited liability company, FTV-Sunlight, Inc., a Delaware corporation, and Tiger Co-Invest B Sunlight Blocker, LLC, a Delaware limited liability company. In connection with the registration of additional shares of Class A Common Stock, the Registrant is paying an additional registration fee of $3,220.64.

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STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

Exhibits and Financial Statement Schedules

(a)     Exhibits:

Exhibit No.	Description
5.1	Opinion of Vinson & Elkins L.L.P. with respect to the legality of the securities being registered.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of RSM US LLP.
23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 8, 2021.

Spartan Acquisition Corp. II

By:	/s/ Geoffrey Strong
Name:	Geoffrey Strong
Title:	Chief Executive Officer and Chairman
(Principal Executive Officer)

By:	/s/ James Crossen
Name:	James Crossen
Title:	Chief Financial Officer and Chief Accounting Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 8, 2021.

Signature	Title

/s/ Geoffrey Strong	Chief Executive Officer and Chairman
Geoffrey Strong	(Principal Executive Officer)

/s/ James Crossen	Chief Financial Officer and Chief Accounting Officer
James Crossen	(Principal Financial and Accounting Officer)

/s/ Olivia Wassenaar	Director
Olivia Wassenaar

/s/ Wilson Handler	Director
Wilson Handler

/s/ Christine Hommes	Director
Christine Hommes

/s/ Joseph Romeo	Director
Joseph Romeo

/s/ Jan C. Wilson	Director
Jan C. Wilson

/s/ John M. Stice	Director
John M. Stice

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